                                     CASTLE
                                     ENERGY  LOGO
                                     CORPORATION

JOSEPH L. CASTLE II
Chairman and Chief Executive Officer


                                                 January 22, 1996

Mr. David M. Hermes
4023 Colony Oaks Drive
Sugar Land, Texas 77479

Re: Severance Payment and Release

Dear David:

                  This letter agreement (this "Letter"), including Exhibit A hereto, sets forth the terms of your resignation from Castle Energy Corp.("Castle") and its subsidiaries. Capitalized terms not otherwise defined herein have the meanings ascribed to them in that certain Employment Agreement dated as of February 12, 1992, as amended, among Indian Refining & Marketing I Inc., I.P. Oil Company, Powerine Oil Company and Castle Energy Corporation and you (as amended, the "Employment Agreement").

                  As of January 17, 1996, you are voluntarily resigning from your employment and from any and all offices, directorships and other positions you currently hold with Castle, its direct or indirect subsidiaries, divisions, affiliates and related companies or entities, regardless of its or their form of business organization (collectively, the "Castle Group"). In consideration for your agreement to defer payment of compensation due to you pursuant to the Employment Agreement, you will receive the severance package detailed in Exhibit A (the "Severance Package").

                  You hereby acknowledge that, except as otherwise contemplated herein, the receipt of the Severance Package is in full and complete satisfaction of any and all liabilities or obligations the Castle Group has or may have to you and/or your spouse.

                  Except as set forth in this paragraph, you hereby release and discharge the Castle Group and its officers, directors, shareholders, employees, agents and assigns and successors (collectively, the "Company Parties") from any and all claims, liabilities, demands, actions, and causes of action, including attorneys' fees and costs and participation in a class action lawsuit known or unknown, fixed or contingent that you may have or claim to have against the Company Parties, or any of them, and do hereby covenant not to file a lawsuit or participate in any class action lawsuit to assert such claims. This release and waiver, includes, but is not limited to, claims arising out of or in connection with (i) your business relationship with any of the Company Parties; (ii) any


 One Radnor Corporate Center--Suite 250, 100 Matsonford Road, Radnor, PA 19087
                       610-995-9400 -- Fax: 610-995-0409
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Mr. David M. Hermes
January 22, 1996
Page 2

injury you incurred during the term of your employment except as such is covered under medical benefits provided by the Castle Group, or the Consolidated Omnibus Reconciliation Act of 1985 (COBRA), whichever is applicable; (iii) any allegation that any of the Company Parties wrongfully or unlawfully terminated, discharged or laid you off; and (iv) any allegation of violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, breach of contract, or any other statutory and common law cause of action; provided that this release is limited to the extent of any applicable law limiting the scope of a release of this type and does not release performance under this Letter, your rights under your 401K and pension plans, payments due you for any unreimbursed business expense or medical expense incurred prior to your resignation, unless such medical expense is covered by COBRA, or any of the obligations under any other agreements, including, without limitation, provisions of the Employment Agreement, which survive the termination of such Employment Agreement.

                  Further, you hereby agree not to disparage, publicly or privately, any of the Company Parties, and agree that you will allow Castle reasonable opportunity to review any press releases, announcements, governmental filings and the like being issued or filed by you and involving any of the Company Parties, prior to such issuance or filing.

                  Finally, you agree to make yourself available at times and places reasonably convenient to you, for a period of one year, to consult with respect to litigation and related matters involving the Castle Group, that occurred when you were an employee of the Castle Group. Castle agrees to pay you the lesser of $1,500 per day or $200 per hour, or part thereof, if less than a whole day is served plus your out-of-pocket expenses for such services within five days of receiving an invoice from you.

                  The Castle Group hereby acknowledges that, except as otherwise contemplated herein, the execution of this Letter is full and complete satisfaction of any and all liabilities or obligations you and/or your spouse have or may have to the Company Parties or any member of the Company Parties, including without limitation any liabilities or obligations contained in the Employment Agreement or under any other agreement.

                  Castle, hereby represents and warrants that it is authorized and empowered to, and does hereby on behalf of the Company Parties, jointly and severally, release and discharge you and all of your affiliates from any and all claims, liabilities, demands, actions, and causes of action, including attorneys' fees and costs and participation in a class action lawsuit known or unknown, fixed or contingent that any of them may have or claim to have

Mr. David M. Hermes
January 22, 1996
Page 3


against you and the Company Parties do hereby covenant not to file a lawsuit or participate in any class action lawsuit to assert such claims. This release and waiver, includes, but is not limited to, claims arising out of or in connection with (i) the Company Parties (or any member thereof) business relationships with you; (ii) any allegation that you breached the Employment Agreement or any other agreements, written or otherwise, by your resignation from Castle; or (iii) any other statutory and common law cause of action; provided that this release is limited to the extent of any applicable law limiting the scope of a release of this type.
                  Further, the Company Parties, jointly and severally, hereby agree not to disparage you, publicly or privately, and agree to allow you reasonable opportunity to review any press releases, announcements, governmental filings and the like issued or filed by any of the Company Parties and involving you or any of your affiliates, prior to such issuance or filing.

                  The Castle Group further covenants that it will not, or will not attempt to (i) defer, suspend, or postpone any payment due under this Letter, or; (ii) offset, set-off, or recoup therefrom any claim against any of its outstanding obligation to make payments under this Letter. The occurrence of such an event as described in items (i) and (ii) of this paragraph, or failure by the Castle Group to pay any amount when due (and such failure continues for a period not to exceed five days after your giving of notice to the Castle Group) shall constitute a breach of this Letter. Upon the occurrence of a breach of this Letter the entire amount of outstanding payment obligations shall immediately become due and payable, and, all of your obligations pursuant to any provision contained in this Letter shall cease immediately and be deemed unenforceable by the Company Parties or any member thereof.

                  Castle hereby guarantees the performance of the Company Parties hereunder and agrees to indemnify you for any damages, cost, or expense, including reasonable attorneys fees, you incur from any failure by any member of the Company Parties to perform its obligations under this Agreement.

                  The members of the Castle Group, jointly and severally, agree
(a) to continue indefinitely hereafter to indemnify, defend, reimburse and hold you harmless, to the same extent, and under the same terms, as you are currently indemnified under any contractual arrangement (including, without limitation, this Letter, the Employment Agreement and the Purchase Agreement) or under any charter, articles or certificate of incorporation, by-laws or partnership agreement of any Castle Group member, and (b) except as specifically
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Mr. David M. Hermes
January 22, 1996
Page 4


precluded by applicable Delaware law, to pay promptly on your behalf and on an ongoing basis, for any out-of-pocket costs and expenses incurred by you at any time hereafter (including reasonable attorneys fees and expenses) in connection with any litigation, regulatory proceeding, investigation or other action currently or at any time hereafter maintained, pursued or initiated and in which any Castle Group member is or becomes involved.

                  The Company Parties acknowledge and agree that, from and after the date hereof, (a) you are not restricted by your prior or current relationships with any of the Company Parties from pursuing and entering into any employment, business ventures or opportunities whatsoever, in your sole and absolute discretion.

                  Without the express consent of Castle, you will not disclose or make available to anyone outside the members of the Company Parties any confidential or proprietary information of, or concerning the prior members of the Castle Group that you were aware of as of the date of your resignation including without limitation trade secrets, customer lists, data, reports, studies, test results, pricing, hedging and other strategies, inventories, or other information not generally known to third parties; provided, however, that this paragraph shall not obligate you to keep confidential any of the items or information listed in this paragraph that are publicly available, or, are general trade knowledge or other information and trade practices that are not unique to the Castle Group. Your obligations under this paragraph shall indefinitely survive any termination of the Employment Agreement and you agree that Castle shall have the right to obtain injunctive and other equitable relief to enforce your obligations hereunder (in addition to other available remedies).

                  This Letter is confidential, except to the extent disclosure is required by law. None of the Company Parties nor you shall discuss this Letter, or its terms or the payments to be made hereunder, to any person except
(a) CORE or Castle Group employees who must have knowledge of it as part of their duties, (b) attorneys of the parties hereto, (c) tax advisors of the parties hereto (d) persons or entities with which you are doing or seek to do business, who agree to keep this Letter confidential and (e) your spouse.

                  Nothing contained in this Letter may be construed as an admission by he Company Parties or you of any liability, wrongdoing, or unlawful conduct.

                  This Letter shall be binding upon the respective successors, heirs, assigns, administrators, executors and legal representatives of the
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Mr. David M. Hermes
January 22, 1996
Page 5


parties. If any provision, section, subsection or other portion of this Letter shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Letter enforceable. This Letter as thus amended shall be enforced so as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Letter to the extent necessary to comply with existing law and to enforce this Letter as modified.

                  This Letter shall be deemed to have been executed and delivered within the Commonwealth of Pennsylvania, and the rights and obligations of the parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to the principles of conflict of laws. The parties agree that any dispute relating to this Letter or your employment and other relationship with the Castle Group or the termination thereof shall be submitted by the parties to, and decided by, the state or federal courts in the State of Texas.

                  In the event of litigation in connection with or concerning the subject matter of this Letter, the prevailing party shall be entitled to recover all costs and expenses of litigation incurred by it, including such party's reasonable attorneys' fees. The prevailing party shall also be entitled to recover in addition to its damages an additional amount equal to 100% of its damages for the failure of the other party to perform it obligations under this Letter.

                  You acknowledge that Castle has advised you to consult with an attorney prior to executing this Letter. The Company Parties acknowledge that they have been advised by experienced counsel, have conducted whatever investigation they and their counsel deem necessary to assure themselves that they have no claims against you of which they are not aware, and have assured themselves that it is prudent and desirable for them to enter into this Letter with you.

                  The parties hereto acknowledge that, except as provided in this Letter, no party (nor any officer, agent, employee, representative, or attorney for any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Letter, and each party does not rely on any statement, representation or promise of any other party (or any officer, agent, employee, representative, or attorney for any party) in executing this Letter, or in making the settlement provided for herein, except as expressly stated in this Letter.
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Mr. David M. Hermes
January 22, 1996
Page 6


                  Each party or responsible officer thereof has read this Letter and understands the contents thereof. The officer executing this Letter on behalf of any member of the Castle Group is empowered and duly authorized to do so and hereby binds Castle and the Company Parties.

                  In entering into this Letter, each party assumes the risk of any misrepresentation, concealment or mistake. If any party should subsequently discover that any fact relied upon by him, her or it in entering into this Letter was untrue or that any fact was concealed from him, her or it, or that his, her or its understanding of the facts or the law was incorrect, such party shall not be entitled to any relief in connection therewith including, without limitation, any alleged right or claim to set aside or rescind this Letter. This Letter is intended to be and is final and binding between the parties hereto, regardless of any claims of misrepresentation, promises made without intention to perform, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

                  The Company Parties covenant and agree that in the event it breaches any provision of this Letter you shall have, in addition to all other remedies available in the event of a breach of this Letter, the right to injunctive relief, specific performance and other equitable remedies.

                  Each term of this Letter is contractual and not merely a recital. The parties shall execute all such further and additional documents as shall be necessary or desirable to carry out the provisions of this Letter.

                  If the above terms are acceptable to you, please sign and date the duplicate of this Letter and return it to me. Moreover, by signing this Letter you affirm as, we have done in signing this Letter, that you have carefully read this Letter and that you fully understand the meaning and intent of this Letter and that you have signed it voluntarily and knowingly.

                  Notices and payments required under this agreement should be to the following:

                                Mr. David M. Hermes
                                4023 Colony Oaks Drive
                                Sugar Land, Texas 77479

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Mr. David M. Hermes
January 22, 1996
Page 7

                                Castle Energy Corporation
                                Mr. Richard E. Staedtler
                                One Radnor Corporate Center
                                Suite 250
                                100 Matsonford Road
                                Radnor, PA 19087

                                              Very truly yours,

                                              CASTLE ENERGY CORPORATION
IP OIL COMPANY for
  itself and as sole general                  /s/ Joseph L. Castle II
  partner of INDIAN POWERINE                  -----------------------------
  LIMITED PARTNERSHIP                         Joseph L. Castle II

By: /s/ Joseph L. Castle II                   POWERINE OIL COMPANY
    -----------------------------

         Its:                                 /s/ Joseph L. Castle II
             --------------------             ------------------------------
                                              Joseph L. Castle II


AGREED & ACCEPTED                             INDIAN REFINING &
                                                 MARKETING, INC.
/s/ David M. Hermes                              for itself and as sole general
----------------------------------               partner of INDIAN REFINING I
David M. Hermes                                  LIMITED PARTNERSHIP

Dated: 1/25/96                                By: /s/ Joseph L. Castle
      ----------------------------                --------------------------
                                                  Joseph L. Castle

                                    EXHIBIT A


                                SEVERANCE PACKAGE

                  The Castle Group and each member thereof, jointly and severally, agrees to pay and provide the following Severance Package to David M. Hermes ("Hermes"):

                  1. Castle shall pay Hermes cash payments totaling Three Hundred and Four Thousand Dollars ($304,000), subject to applicable tax withholding, in the following amounts:

                           (a) Payment of One-Hundred and One Thousand, Three
                  Hundred and Twenty-Eight Dollars ($101,328) payable on or before January 31, 1996 (the "Initial Payment"). The Parties acknowledge that $8,475 of this amount has already been paid.

                         (b) Payment of Twenty-Five Thousand Three Hundred
                  Thirty-Four Dollars ($25,334) commencing January 31, 1996 and payable monthly thereafter on the last day of each month through August 31, 1996 until payments under this paragraph 1 aggregating Three Hundred and Four Thousand Dollars ($304,000), including the Initial Payment, have been made to Hermes (the "Deferred Amount").

                  2. Continued life, health and disability insurance until the Deferred Amount has been paid (at which time Hermes will be eligible for applicable COBRA benefits at Hermes' expense), or as in existence on September 30, 1995.

                  3. Computer equipment, fax machine, printer and software attached to the same at Hermes' residence for no cost at $0.00 value.

                  4. Options to continue 90 days following your resignation from Castle and its subsidiaries.

                  5. Continued unencumbered access to the Houston office, parking and equipment at Hermes' discretion until the earlier of (a) sub-lease or lease of space or (b) pay-off of the outstanding balance Deferred Amount.